SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                 FORM 8-K/A-1


                                CURRENT REPORT

        Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                                July 23, 2003
                                -------------
                                Date of Report
                      (Date of Earliest Event Reported)

                             MICHELEX CORPORATION
                             --------------------
            (Exact Name of Registrant as Specified in its Charter)

       Utah                       0-26695                    87-0636107
       ----                       -------                    ----------
   (State or other          (Commission File No.)      (IRS Employer I.D. No.)
    Jurisdiction)

                                63 Trade Road
                           Massena, New York 13662
                           -----------------------
                   (Address of Principal Executive Offices)

                                (315) 769-6616
                                --------------
                         Registrant's Telephone Number

                            Highway One-OWEB, Inc.
                                 2001 Potomac
                             Houston, Texas 77057
                             --------------------
       (Former name or former address, if changed since last report.)

Item 7.   Financial Statements, Pro Forma Financial Information and
          Exhibits.
          ---------

          (a)  Financial Statements of Businesses Acquired.

                   MICHELE AUDIO CORPORATION OF AMERICA

                      Index to Financial Statements





Independent Auditors' Report                             F - 2

Balance Sheets                                           F - 3

Statements of Operations                                 F - 5

Statements of Changes in
Shareholders' Equity                                     F - 6

Statements of Cash Flows                                 F - 7

Notes to Financial Statements                            F - 9

                   INDEPENDENT AUDITORS' REPORT



To The Board of Directors and Shareholders
Michele Audio Corporation Of America


We have audited the accompanying balance sheet of Michele Audio Corporation of America as of February 28, 2003 and the related statements of operations, changes in shareholders' equity and cash flows for the two years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements enumerated above present fairly, in all material respects, the financial position of Michele Audio Corporation Of America as of February 28, 2003 and the results of their operations and their cash flows for the two years then ended in conformity with accounting principles generally accepted in the United States of America.



Seligson & Giannattasio, LLP
N. White Plains, New York
October 2, 2003

               MICHELE AUDIO CORPORATION OF AMERICA

                          BALANCE SHEETS




                                             June 30,   February 28,
                                             2 0 0 3      2 0 0 3
                                           (Unaudited)

               ASSETS

Current assets:
  Cash                                      $    333,948 $   265,556
  Accounts receivable                          3,942,325   3,601,040
  Accounts receivable   related party            583,316     879,077
  Inventory, net                               2,664,941   2,633,365
  Prepaid expenses and income taxes              270,951     275,030
                                            ------------ -----------
  Total current assets                         7,795,481   7,654,068

Fixed assets   net of accumulated depreciation
  and amortization of $19,818,583 and
  $19,341,719                                 10,077,846   9,816,740

Other assets:
  Land and building held for investment          149,429     149,429
  Loans receivable   related party               117,755     116,955
  Other assets                                    55,942      47,221
  Deferred taxes                                 200,628     111,030
                                             ----------- -----------
      Total assets                           $18,397,081 $17,895,443
                                             =========== ===========

See notes to financial statements.

               MICHELE AUDIO CORPORATION OF AMERICA

                          BALANCE SHEETS

                                             June 30,   February 28,
                                             2 0 0 3      2 0 0 3
                                           (Unaudited)

          LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Note payable to bank                        $ 2,210,949 $  2,473,732
  Current portion of long-term debt               677,638      664,481
  Current portion of capital leases               471,996      539,052
  Accounts payable                              3,802,387    3,367,130
  Accrued expenses                                738,411      512,088
                                              ----------- ------------
  Total current liabilities                     7,901,381    7,556,483

Other liabilities:
  Long-term debt less current maturities        5,564,696    5,147,139
  Note payable - officers                         378,000      378,000
  Capital leases less current maturities        1,096,500    1,224,372
  Note payable - related parties                   63,229       45,000
                                              ----------- ------------
     Total liabilities                         15,003,806   14,350,994
                                              ----------- ------------
Commitments and contingencies

Shareholders' equity
  Preferred stock - $.001 par value,
     2,500,000 shares authorized,
     none issued and outstanding                       --           --
  Common stock - no par value stock,
     10,000,000 shares authorized,
     200 shares issued and outstanding             25,000       25,000
  Retained earnings                             3,368,275    3,519,449
                                              ----------- ------------
  Total shareholders' equity                    3,393,275    3,544,449
                                              ----------- ------------
  Total liabilities and shareholders' equity  $18,397,081 $ 17,895,443
                                              =========== ============

See notes to financial statements

               MICHELE AUDIO CORPORATION OF AMERICA

                    STATEMENTS OF OPERATIONS

                                    Four Months Ended         Year Ended
                                       June 30,              February 28,
                                2 0 0 3       2 0 0 2    2 0 0 3      2 0 0 2
                              (Unaudited)   (Unaudited)

Net sales - unrelated parties $7,230,869  $6,793,205  $20,894,728 $20,575,854
Net sales - related parties      281,464     264,428      793,285      71,300
                              ----------  ----------  ----------- -----------

Net sales                      7,512,333   7,057,633   21,688,013  20,647,154
Cost of goods sold             4,588,804   3,436,378   11,999,244  11,787,030
                              ----------  ----------  ----------- -----------
Gross profit                   2,923,529   3,621,255    9,688,769   8,860,124
                              ----------  ----------  ----------- -----------
Operating expenses:
  Selling and shipping           134,330     134,118      709,581     510,526
  General and administrative   2,376,534   2,800,409    7,958,425   7,116,353
  Depreciation                   464,690     438,081    1,371,934   1,593,695
                              ----------  ----------  ----------- -----------
     Total operating expenses  2,975,554   3,372,608   10,039,940   9,220,574
                              ----------  ----------  ----------- -----------
(Loss) income before other
income (expense) and income
taxes                           ( 52,025)    248,647     (351,171)   (360,450)
                              ----------  ----------  ----------- -----------
Other income (expense):
 Other income                     65,572      82,029      117,316      77,964
 Investment income                    --         503        1,536      11,112
 Interest expense               (245,589)   (294,276)    (940,748)   (689,641)
 Gain on sale of assets              911     (14,000)       8,387     331,565
 Net income from rental
 properties                       (4,342)     31,524       39,629     134,673
                              ----------  ----------  ----------- -----------
     Other income (expenses)    (183,448)   (194,220)    (773,880)   (134,327)
                              ----------  ----------  ----------- -----------
(Loss) income before income
taxes                           (235,473)     54,427   (1,125,051)   (494,777)

Income tax (benefit)             (84,299)     19,709     (338,904)    (13,235)
                              ----------  ----------  ----------- -----------
Net (loss) income before
extraordinary gain              (151,174)     34,718     (786,147)   (481,542)

Extraordinary gain:
 Forgiveness of debt, net of
 income tax of $466,665               --          --      829,628          --
                              ----------  ----------  ----------- -----------
Net (loss) income             $ (151,174) $   34,718  $    43,481 $  (481,542)
                              ==========  ==========  =========== ===========

                                      F-5
See notes to financial statements

               MICHELE AUDIO CORPORATION OF AMERICA

          STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

      YEARS ENDED FEBRUARY 28, 2003 AND 2002 AND FOUR MONTHS
                 ENDED JUNE 30, 2003 (UNAUDITED)


                                        Common stock     Retained
                                       Shares   Amount   Earnings   Total

Balance - March 1, 2001                   200  $25,000  $3,957,510 $3,982,510

Net loss                                   --       --    (481,542)  (481,542)
                                          ---  -------  ---------- ----------
Balance - February 28, 2002               200   25,000   3,475,968  3,500,968

Net income                                 --       --      43,481     43,481
                                          ---  -------  ---------- ----------
Balance - February 28, 2003               200   25,000   3,519,449  3,544,449

Net loss                                   --       --    (151,174)  (151,174)
                                          ---  -------  ---------- ----------
Balance - June 30, 2003                   200  $25,000  $3,368,275 $3,393,275
                                          ===  =======  ========== ==========
                                  F-6

See notes to financial statements.

               MICHELE AUDIO CORPORATION OF AMERICA

                     STATEMENTS OF CASH FLOWS

                                    Four Months Ended         Year Ended
                                       June 30,              February 28,
                                   2 0 0 3     2 0 0 2    2 0 0 3      2 0 0 2
                                 (Unaudited) (Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
   Net (loss) income               $ (151,174)  $ 34,718  $  43,481 $(481,542)
  Adjustments to reconcile net
  income (loss) to net cash
  provided by operating activities:
    Depreciation and amortization     476,864    449,288  1,406,649 1,628,410
    Provision for losses on inventory      --         --     26,182        --
    Gain on sale of assets                 --         --     (8,387) (331,565)
    Deferred taxes                    (89,598)   (19,384)   126,535   (29,058)
CHANGES IN OPERATING ASSETS AND
LIABILITIES:
    Accounts receivable               (45,524)  (626,372)  (198,251) (110,673)
    Inventory                         (31,576)  (624,949)  (391,655)  107,805
    Refundable income taxes                --         --    289,860        --
    Prepaid expenses and taxes          4,076   (253,832)    21,025   (90,272)
    Other assets                       (8,721)   (19,751)   (28,557)       --
    Accounts payable                  435,257     (1,474)  (119,630)  207,944
    Accrued expenses and taxes        226,323    (86,943)   (32,890)  174,857
                                   ----------  ---------  --------- ---------
NET CASH FLOWS FROM OPERATING
ACTIVITIES                            815,927 (1,148,699) 1,134,362 1,075,906

CASH FLOWS FROM INVESTING ACTIVITIES:
 Proceeds from the sale of land and
  building held for Investment             --         --    825,000        --
 Proceeds from sale of fixed assets        --         --         --   980,052
 Acquisition of fixed assets          (87,970)(1,175,284)(1,515,185) (693,755)
                                   ----------  ---------  --------- ---------
NET CASH FLOWS FROM INVESTING
ACTIVITIES                            (87,970)(1,175,284)  (690,185)  286,297

See notes to financial statements

               MICHELE AUDIO CORPORATION OF AMERICA

                     STATEMENTS OF CASH FLOWS

                                    Four Months Ended         Year Ended
                                       June 30,              February 28,
                                   2 0 0 3     2 0 0 2    2 0 0 3      2 0 0 2
                                 (Unaudited) (Unaudited)

CASH FLOWS FROM FINANCING ACTIVITIES:
  Repayment of long-term debt   $(414,211)$(1,037,333)$(3,177,416)$(2,726,676)
  Proceeds from long-term debt         --   4,400,000   4,400,000          --
  Net borrowings from loan
   payable                       (262,783)   (958,248) (1,666,917)    607,035
  Proceeds from officer loan           --          --      28,000     350,000
  Net borrowings from loans to
   related parties                 17,429          --      79,626      79,246
                                --------- ----------- ----------- -----------
NET CASH FLOWS BY FINANCING
ACTIVITIES                       (659,565)  2,404,419    (336,707) (1,690,395)
                                --------- ----------- ----------- -----------
NET INCREASE (DECREASE) IN CASH    68,392      80,436     107,470    (328,192)

CASH AT BEGINNING OF YEAR         265,556     158,086     158,086     486,278
                                --------- ----------- ----------- -----------
CASH AT END OF YEAR             $ 333,948 $   238,522 $   265,556 $   158,086
                                ========= =========== =========== ===========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

  Income taxes paid             $     325 $       325 $       325 $       340
                                ========= =========== =========== ===========
  Interest paid                 $ 238,336 $   443,740 $ 1,087,879 $   773,263
                                ========= =========== =========== ===========

NONCASH INVESTING AND FINANCING ACTIVITIES:

 Purchase of fixed assets
 through issuance of Notes and
 leases payable                 $ 650,000 $   700,000 $   721,500 $   428,277
                                ========= =========== =========== ===========

See notes to financial statements.

                    MICHELE AUDIO CORPORATION OF AMERICA

                         NOTES TO FINANCIAL STATEMENTS

                                 JUNE 30, 2003


NOTE 1   SIGNIFICANT ACCOUNTING POLICIES

Business Activity

Michele Audio Corporation of America began business in March 1972. The Corporation sells sound recordings, including cassettes, LP's and compact discs, C-Zero's, Jewel Boxes and other related products. Cassettes, Norelco Boxes, Jewel Boxes, C-Shells and Mini Floppy Disk Boxes are manufactured at their facilities in Massena, New York. Additional manufacturing facilities were opened in March 1999 in Salt Lake City, Utah for the production of jewel boxes and trays.

Cash Equivalents

The Company considers all highly liquid debt instruments with a maturity of three months or less to be cash equivalents.

Accounts Receivable

The Company estimates an allowance for bad debts based on a periodic review of its accounts which are charged to operations at the time they are deemed to be uncollectible.

Inventory

Inventory is valued at the lower of cost (first-in first-out method) or market. Merchandise shipped from overseas is inventoried, and the corresponding liability recorded, upon the Company's taking title to the inventory. Components of inventories at February 28, 2003 are as follows:

Raw materials                                 $   664,447
Work in process                                   130,622
Finished goods                                  1,838,296
                                              -----------
                                              $ 2,633,365
                                              ===========
Revenue recognition

Revenues are recognized when product is shipped from the Company's facilities.

                    MICHELE AUDIO CORPORATION OF AMERICA

                         NOTES TO FINANCIAL STATEMENTS

                                 JUNE 30, 2003

NOTE 1   SIGNIFICANT ACCOUNTING POLICIES (Continued)

Concentration of Credit Risks

The Company's financial instruments that are exposed to concentrations of credit risk consist primarily of temporary cash investments and trade accounts receivable.

The Company maintains its cash in bank deposit accounts at high credit quality financial institutions. The balances are insured by the Federal Deposit Insurance Corporation up to $100,000. At February 28, 2003, the Company's uninsured cash totaled $8,023.

Most of the Company's business activity is with customers located in the United States. Consequently, the Company's ability to collect the amounts due from customers is affected by economic fluctuations in the country.

The Company routinely assesses the financial strength of its customers, and as a consequence, believes that its trade accounts receivable credit risk exposure is limited.

Fixed Assets

The value of fixed assets is at historical cost as required by generally accepted accounting principles. Depreciation is calculated on a straight-line over the expected useful life of the asset as follows:

       Building and improvements  10 to 31 years
       Equipment                    5 to 7 years
       Vehicles                          5 years
       Masters                           3 years

Included in fixed assets is $1,771,077 in equipment and $1,010,920 in land and buildings under capital leases.

Land and Building Held for Investment

Property held for investments consists of land not used in the business in Massena, NY as well as property for which the Company plans to renovate and rent.

               MICHELE AUDIO CORPORATION OF AMERICA

                         NOTES TO FINANCIAL STATEMENTS

                                 JUNE 30, 2003

NOTE 1   SIGNIFICANT ACCOUNTING POLICIES (Continued)

Interim Information

Information pertaining to June 30, 2003 and the four months ended June 30, 2003 and 2002 has not been audited. In the opinion of management, the Unaudited interim information reflects all adjustments, consisting only of normal recurring accruals, necessary for a fair presentation. Results for interim periods are not necessarily indicative of results for a full year.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates.

Income Taxes

The Company reports income taxes based upon Statement of Financial Accounting Standards No. 109 (FAS 109) "Accounting for Income Taxes", which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of other assets and liabilities.

Advertising:

The Company expenses advertising costs as they are incurred.

NOTE 2   RELATED PARTIES

Note Payable - Key Bank/Officers

In August 2002, the officers of the corporation borrowed $50,000 personally from Key Bank. Proceeds were then lent to the corporation which is making scheduled monthly payments of $5,000 principal plus interest at the Bank's Prime Rate plus 2%.

Loans Receivable-Electric Records, Inc., Hindsight Records, Inc., Michelex Plastics Corp. and Michelex Trimark:

The Company has made interest free advances to these companies, which are owned principally by certain shareholders of the Company.

                    MICHELE AUDIO CORPORATION OF AMERICA

                         NOTES TO FINANCIAL STATEMENTS

                                 JUNE 30, 2003

NOTE 3   CREDIT LINES

Wells Fargo Business Credit, Inc.

In March 2002, the Company entered into a $7,000,000 revolving note agreement with Wells Fargo Business Credit, Inc. for working capital and issuance of letters of credit. Interest is payable monthly at the Bank's base rate plus 3%. The note is payable on demand. Borrowings under the credit facility at February 28, 2003 totaled $2,453,732.

Credit Facility A-Key Bank

The corporation had a credit line of $1,150,000 to support the issuance of Letters of Credit for the purpose of buying inventory. As of March 31, 2002, the line was closed.

Credit Facility B-Key Bank

The corporation had a note line in the amount of $4,100,000 to support its working capital needs. This line was closed for further borrowing purposes as of March 31, 2002.

These credit lines are collateralized by all accounts receivable, inventory, furniture, fixtures, equipment and general intangibles. Key Bank also held a collateral security mortgage interest in the Lake of the Isles Golf Course (Oak Ridge Investment). All obligations were guaranteed by Thomas Gramuglia and Ginette Gramuglia.

In August 2002, Key Bank forgave $1,296,293 of outstanding debt owed by the Company, thus eliminating all Key Bank related debt except for the $50,000 note dated August 2002 (note 2).

                    MICHELE AUDIO CORPORATION OF AMERICA

                         NOTES TO FINANCIAL STATEMENTS

                                 JUNE 30, 2003

NOTE 4   LONG-TERM DEBT

Long-term debts consists of the following:

                                           Interest  Due June 30, February 28,
                                             Rate   Date 2 0 0 3    2 0 0 3

Secured mortgage payable in monthly
 installments of $16,800 including
 interest, secured by certain Utah facilities 8.75% 2018 $1,670,122 $1,688,277

Secured mortgage payable in monthly
 installments of $4,594 including
 interest, secured by certain Utah facilities    7% 2015     650,000       --

Secured note payable to bank in monthly
 installments of $45,833 plus interest,
 secured by certain property             Prime + 3% 2010   3,712,500 3,895,833

Secured note payable to bank in monthly
 installments of $2,416 plus interest,
 secured by certain equipment            Prime + 1% 2005      55,605    65,270

Secured note payable in monthly
 installments of $1,163 including
 interest, secured by certain equipment        9.9% 2003                 1,153

Secured mortgage payable in monthly
 installments of $2,246 including interest,
 secured by certain property in
 Massena, NY                                  5.25% 2009    132,286    136,947

Note payable to Massena Industrial
 Development Corp. payable in annual
 installments of $2,025                        0.0% 2004      6,075      6,075

Secured note payable to Associates
 Commercial Corporation payable in
 monthly installments of $730 including
 interest, secured by certain transportation
 equipment                                    10.5% 2005     15,746     18,065
                                                          ---------  ---------
                                                          6,242,334  5,811,620
                                 Less current maturities    677,638    664,481
                                                          ---------  ---------
                                                         $5,564,696 $5,147,139
                                                          =========  =========

                    MICHELE AUDIO CORPORATION OF AMERICA

                         NOTES TO FINANCIAL STATEMENTS

                                 JUNE 30, 2003


NOTE 4   LONG-TERM DEBT (Continued)

Long-term debt at February 28, 2003 matures as follows:
      Fiscal year ending February 28,
      2004        $   664,481
      2005            670,255
      2006            650,053
      2007            645,106
      2008            652,940
      After         2,528,785
                   ----------
       Total       $5,811,620
                   ==========

NOTE 5   CAPITAL LEASE OBLIGATIONS

St. Lawrence County Industrial Development Agency

The Company leases a building and land located on Lot 18 in the Massena Industrial Park from the St. Lawrence County Industrial Development Agency. Pursuant to the lease, the lessor retains actual title to the leased property until the termination of the lease, at which time the property can be purchased for one dollar.

The lease dated May 1, 1992 is for 20,000 square feet of manufacturing space and the land on which the building is constructed. The lease calls for 120 monthly payments of $2,220 beginning June 1, 1992 and includes interest at a rate of 6% per annum. The Company made the final lease payments and assumed ownership of the property in 2002.

Heller Financial Leasing, Inc.

The Company leases equipment under capital lease arrangements with Heller Financial. The terms and amounts are described below. Pursuant to the lease, the lessor retains actual title to the leased property until the termination of the lease, at which time the property can be purchased for one dollar.

The leases dated August 9, 1999 are for thirteen Nissei injection mold machines. The term of the leases is sixty months with monthly payments of $27,362 which is equal to the cost to amortize $1,323,850 over a 5-year period at an interest rate of 8% per annum.

                    MICHELE AUDIO CORPORATION OF AMERICA

                         NOTES TO FINANCIAL STATEMENTS

                                 JUNE 30, 2003



NOTE 5   CAPITAL LEASE OBLIGATIONS (Continued)

St. Lawrence County Industrial Development Agency

The Company leases a building and land located on Lot 16 in the Massena Industrial Park from the St. Lawrence County Industrial Development Agency. Pursuant to the lease, the lessor retains actual title to the leased property until the termination of the lease, at which time the property can be purchased for one dollar. The lease dated November 6, 1998 is for 84 monthly payments of $4,431 beginning November 1998.

US Bancorp Leasing

The Company leases Sumitomo injection molding machines under capital lease arrangements with US Bancorp Leasing. The Lease, dated September 11, 2001, is for 48 months with monthly payments of $10,012, which is equal to the cost to amortize $420,490 over a four-year period at an interest rate of 6.125% per annum. Pursuant to the leases the lessor retains actual title to the leased property until the termination of the lease, at which time the property can be purchased for one dollar.

Yale Financial Services

The Company leases a used 1999 Yale forklift under capital lease arrangements with Yale Financial Services. The lease has been classified as a capital lease since the payments represent in excess of 90% of the equipment's cost.

The lease dated November 13, 2001 includes 24 monthly payments of $644 beginning January 2002. This is equal to the cost to amortize the cost of the equipment over 2 years with no interest payable.

                    MICHELE AUDIO CORPORATION OF AMERICA

                         NOTES TO FINANCIAL STATEMENTS

                                 JUNE 30, 2003



NOTE 5   CAPITAL LEASE OBLIGATIONS (Continued)

Ogdensburg Bridge and Port Authority

The Company leased a building and land located at 820 Commerce Park Drive, Ogdensburg from the Ogdensburg Bridge and Port Authority dated March 29, 2002. The lease is for 180 months with monthly payments of $5,907, which is equal to the cost to amortize $700,000 over 15 years at an interest rate of 6% per annum.

Yale Financial Services

The Company leased two reconditioned 1997 Yale lift trucks under capital lease arrangements with Yale Financial Services on April 25, 2002. Pursuant to the leases, the lessor retains actual title to the leased property until the termination of the lease, at which time the property can be purchased at fair market value. The lease has been classified as a capital lease since the payments represent in excess of 90% of the equipment's cost. The lease is for 24 monthly payments of $674 beginning April 2002, which is equal to the cost to amortize the cost of the equipment over two years with no interest payable.

Future minimum lease payments at February 28, 2003 are as follows:

Year Ended
February 28,
 2004                                              $  601,973
 2005                                                 576,179
 2006                                                 221,929
 2007                                                  70,884
 2008                                                  70,884
 After                                                643,863
                                                   ----------
                                                    2,185,712
 Less interest portion                                422,288
                                                   ----------
 Present value of net minimum lease payments        1,763,424
 Less current portion                                 539,052
                                                   ----------
                                                   $1,224,372
                                                   ==========

                    MICHELE AUDIO CORPORATION OF AMERICA

                         NOTES TO FINANCIAL STATEMENTS

                                 JUNE 30, 2003

NOTE 6   PENSION PLAN

401(k) Plan

Effective March 1, 1993, the Company established a Deferred Savings and Profit Sharing Plan that covers substantially all employees. The plan expense was $21,729 and $19,723 for fiscal years ended February 28, 2003 and 2002. The pension plan contributions were in accordance with requirements of the pension plan trustee. The net assets of the plan as of February 28, 2003 was $859,653.

NOTE 7   SALE OF ASSETS

Sale of Oak Ridge Investment

On August 1, 2002, the Company sold its Oak Ridge Investment, the Lake of the Isles Golf Course, for $825,000. Proceeds from this sale were used to reduce liability owing to Key Bank, prior to its forgiving the remaining debt (Note
3).

NOTE 8   INCOME TAXES

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes using the enacted tax rates in effect in the years in which the differences are expected to reverse. Deferred income tax liabilities and assets are comprised as follows:
                                        June 30,             February 28,
                                        2 0 0 3                 2 0 0 3
                                      (Unaudited)
 Deferred tax assets:
      Net operating loss                $448,945               $354,756
      Bad debt allowance                  22,614                 22,614
      Other                                9,334                  9,334
                                        --------               --------
      Gross deferred tax assets          480,893                386,704

 Deferred tax liability:
      Depreciation                       280,265                275,674
                                        --------               --------
 Net deferred tax assets                $200,628               $111,030
                                        ========               ========

                    MICHELE AUDIO CORPORATION OF AMERICA

                         NOTES TO FINANCIAL STATEMENTS

                               FEBRUARY 28, 2003


NOTE 8   INCOME TAXES (Continued)

The Company believes it is more likely than not that this net deferred tax asset will be realized in future periods and, accordingly, no valuation allowance has been recorded. The Company's income tax expense before extraordinary items consists of the following:

                                    Four Months Ended      Fiscal Years Ended
                                       June 30,              February 28,
                                   2 0 0 3     2 0 0 2    2 0 0 3      2 0 0 2
                                 (Unaudited) (Unaudited)

         Current:
              Federal              $     --   $      --   $      -- $     --
              State                   5,299         325       5,719   15,823
                                   --------   ---------   --------- --------
                                      5,299         325       5,719   15,823
       Deferred:
              Federal               (82,855)     18,028    (320,501) (27,024)
              State                  (6,743)      1,356     (24,122)  (2,034)
                                  ---------   ---------   ---------  -------
                                    (89,598)     19,384    (344,623) (29,058)
                                  ---------   ---------   ---------  -------
       Benefit for income taxes   $ (84,299)  $  19,709   $(338,904)$(13,235)

A reconciliation of the difference between the expected income tax rate using the statutory Federal tax rate and the Company's effective rate is as follows:

                                    Four Months Ended      Fiscal Years Ended
                                       June 30,              February 28,
                                   2 0 0 3     2 0 0 2    2 0 0 3      2 0 0 2
                                 (Unaudited) (Unaudited)

U.S. Federal income tax
statutory rate                        (34)%     34%           (34)%     (34)%


State income tax, net of
Federal income tax benefit             (7)       7             (7)       (7)


Other - primarily net operating
losses                                  5       (5)            11        38
                                       ---     ----           ----      ----
Effective tax rate                    (36)%     36%           (30)%      (3)%
                                       ===     ====           ====      ====

The Company has available approximately $1,450,000 of net operating loss carryforwards available to reduce future taxable income expiring through 2023.

               MICHELE AUDIO CORPORATION OF AMERICA

                  NOTES TO FINANCIAL STATEMENTS

                          JUNE 30, 2003



NOTE 9   SUBSEQUENT EVENTS

Merger with Highway One - OWEB Inc.

In July 2003, the Company entered into a merger agreement with Highway one OWEB Inc. ("Highway One"). Pursuant to the agreement , each share of Michele Audio stock will be exchanged for 51,960 shares of Highway One common stock. Approximately 19,750,000 shares of then outstanding Highway One common shares will be canceled.

          (b)  Pro Forma Financial Information.


                          MICHELEX CORP.
            (FORMERLY KNOWN AS HIGHWAY ONE-OWEB, INC.)

         INTRODUCTION TO PRO FORMA FINANCIAL STATEMENTS
                           (UNAUDITED)


The following Unaudited pro forma financial statements have been prepared based upon certain pro forma adjustments to the historical financial statements of Michelex Corp. (formerly known as Highway One-Oweb, Inc.) ("Highway") and Michele Audio Corporation of America ("Michele Audio") (collectively called the "Company"). The pro forma financial statements should be read in conjunction with the notes thereto and the historical financial statements of the Company. The accompanying pro forma balance sheet has been presented as if the acquisition described below occurred at the Company's balance sheet date, June 30, 2003. The accompanying pro forma statement of operations has been prepared as if the acquisition occurred at the beginning of the twelve months ended June 30, 2003. These pro forma financial statements do not purport to be indicative of the results which would actually have been obtained had the pro forma transaction been completed as of the beginning of the twelve months ended June 30, 2003. The pro forma transaction (see notes to Pro Forma Financial Statements) is as follows:

     The purchase of the stock of Michele Audio and its subsidiaries in exchange for 10,392,000 shares of Highway $.001 par value common stock. 19,750,000 shares of Highway's common stock owned by its then major shareholder were canceled.

                          MICHELEX CORP.
            (FORMERLY KNOWN AS HIGHWAY ONE-OWEB, INC.)

                     PRO FORMA BALANCE SHEET

                          JUNE 30, 2003
                           (UNAUDITED)


                             ___Historically_____
                                          Michele    Pro forma    Pro forma
                             Highway       Audio    Adjustments  Consolidated
  ASSETS

Current assets:
  Cash                         $ 38   $   333,948                $   333,986
  Accounts receivable            --     3,942,325                  3,942,325
  Accounts receivable -
    related party                --       583,316                    583,316
  Inventory                      --     2,664,941                  2,664,941
  Prepaid expenses               --       270,951                    270,951
                               ----   -----------                -----------
      Total current assets       38     7,795,481                  7,795,519

Goodwill                                           2,322,325 (1)   2,322,325
Fixed assets                     --    10,077,846                 10,077,846
Land and building held for
  investment                     --       149,429                    149,429
Loan receivable - related party  --       117,755                    117,755
Other assets                     --        55,942                     55,942
Deferred taxes                   --       200,628                    200,628
                               ----   -----------                -----------
                               $ 38   $18,397,081                $20,719,444
                               ====   ===========                ===========

                          MICHELEX CORP.
            (FORMERLY KNOWN AS HIGHWAY ONE-OWEB, INC.)

                     PRO FORMA BALANCE SHEET

                          JUNE 30, 2003
                           (UNAUDITED)

                             ___Historically_____
                                          Michele    Pro forma    Pro forma
                             Highway       Audio    Adjustments  Consolidated

       LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Note payable to bank     $     --   $ 2,210,949                $ 2,210,949
  Current portion of
    long-term debt               --       677,638                    677,638
  Current portion of
    capital leases               --       471,996                    471,996
  Accounts payable            2,560     3,802,387                  3,804,947
  Accrued expenses            1,886       738,411                    740,297
                           --------   -----------                -----------
       Total current
       liabilities            4,446     7,901,381                  7,905,827

Other liabilities
  Long-term debt less
    current maturities           --     5,564,696                  5,564,696
  Note payable - officers        --       378,000                    378,000
  Capital leases less current
    maturities                   --     1,096,500                  1,096,500
  Note payable - related
    parties                  35,979        63,229                     99,208
                          ---------   -----------                -----------
       Total liabilities     40,425    15,003,806                 15,044,231
                          ---------   -----------                -----------
Stockholders' equity:
  Common stock               22,348        25,000 25,000(1) 10,392(1) 12,990
                                                  19,750(2)
  Additional paid-in capital 37,452            --      5,705,208(1)
                                                          19,750(2)5,762,410
  Retained earnings        (100,187)    3,368,275 3,368,275(1)      (100,187)
                          ---------   -----------                -----------
       Total stockholders'
       equity               (40,387)    3,393,275                  5,675,213
                          ---------   -----------                -----------
       Total liabilities
       and stockholders'
       equity             $      38   $18,397,081                $20,719,444
                          =========   ===========                ===========

                          MICHELEX CORP.
            (FORMERLY KNOWN AS HIGHWAY ONE-OWEB, INC.)

                PRO FORMA STATEMENT OF OPERATIONS

                TWELVE MONTHS ENDED JUNE 30, 2003
                           (UNAUDITED)

                             ___Historically_____
                                          Michele    Pro forma    Pro forma
                             Highway       Audio    Adjustments  Consolidated

Net sales                  $     --   $20,989,769                $20,989,769
Cost of sales                    --    11,998,724                 11,998,724
Selling and shipping             --       729,510                    729,510
General and administrative   27,052     7,534,997                  7,562,049
Depreciation                     --     1,398,544                  1,398,544
Interest expense              1,043       892,061                    893,104
Other income                     --       104,501                    104,501
Investment income                --         1,033                      1,033
Gain on sale of assets           --        23,298                     23,298
Income tax benefit               --       442,912                    442,912
                           --------   -----------                -----------
Net loss before
extraordinary income        (28,095)     (992,323)                (1,020,418)

Extraordinary income             --       829,628                    829,628
                           --------   -----------                -----------
Net loss                   $(28,095)  $  (162,695)               $  (190,790)
                           ========   ===========                ===========

                          MICHELEX CORP.
            (FORMERLY KNOWN AS HIGHWAY ONE-OWEB, INC.)

             NOTES TO PRO FORMA FINANCIAL STATEMENTS

                          JUNE 30, 2003



NOTE 1 -  Reflects the acquisition of the common stock of Michele
          Audio in exchange for 10,392,000 shares of Highway Common
          Stock.

NOTE 2 -  Reflects the cancellation of 19,750,000 shares of Highway
          Common Stock.

          (c) Exhibits.

     99.1     Agreement and Plan of Merger*

     99.2     Press Release*

* Previously filed as exhibits to the issuer's Current Report on Form 8-K dated July 23, 2003, and filed with the Securities and Exchange Commission on July 28, 2003.


                               SIGNATURES

    Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         HIGHWAY ONE-OWEB, INC.

DATED: 10-6-2003                          /s/ Ginette Gramuglia
       ---------                         ----------------------------
                                         Ginette Gramuglia
                                         President and Director